RenaissanceRe Reports Net Loss Attributable to Common Shareholders of $450.2 Million; Operating Loss Attributable to Common Shareholders of $414.5 Million in the Third Quarter of 2021.
•Hurricane Ida, severe flooding in Northwestern Europe, and aggregate losses associated with these and other events contributed to a $726.8 million net negative impact on net loss attributable to common shareholders.
•Strong growth in gross premiums written of $631.1 million, or 55.2%, across both segments; included $254.9 million of reinstatement premiums associated with the Q3 2021 Weather-Related Large Losses in the Property segment, which accounted for approximately one-third of the overall growth.
•Repurchased $223.8 million of common shares in the third quarter; aggregate of $704.5 million of common shares repurchased in the first three quarters of 2021; and an additional $75.3 million of common shares repurchased from October 1, 2021 through October 21, 2021.

Pembroke, Bermuda, October 25, 2021 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the three months ended September 30, 2021.

Net Loss Attributable to Common Shareholders per Diluted Common Share: $(9.75) Operating Loss Attributable to Common Shareholders per Diluted Common Share*: $(8.98)
Underwriting Loss $(678.8)M	Fee Income $28.3M	Net Investment Income $78.3M
Change in Book Value per Common Share: (7.5)% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends*: (7.6)%
*Annualized Operating Return on Average Common Equity, Operating (Loss) Income (Attributable) Available to Common Shareholders, Operating (Loss) Income (Attributable) Available to Common Shareholders per Diluted Common Share and Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends are non-GAAP financial measures; see “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “This was another active season for natural catastrophes and while our results for the third quarter reflect this volatility, we have maintained a robust capital position and our business fundamentals remain strong. As we look forward to 2022, our fortress balance sheet provides us with great flexibility to create value for shareholders. We believe we will have ample capacity to renew existing risk and underwrite new opportunities if sufficiently profitable, but are equally motivated to return excess capital to shareholders at what we consider very attractive multiples.”

Consolidated Financial Results - Third Quarter

Consolidated Highlights
	Three months ended September 30,
(in thousands, except per share amounts and percentages)	2021	2020
Gross premiums written	$1,774,180	$1,143,058
Underwriting loss	(678,825)	(206,072)
Combined ratio	145.1%	120.6%

Net (Loss) income
(Attributable) available to common shareholders	(450,222)	47,799
(Attributable) available to common shareholders per diluted common share	$(9.75)	$0.94
Operating (Loss) (1)
(Attributable) to common shareholders	(414,538)	(131,724)
(Attributable) to common shareholders per diluted common share	$(8.98)	$(2.64)
Book value per common share	$128.91	$135.13
Change in book value per share	(7.5)%	0.6%
Tangible book value per common share plus accumulated dividends (1)	$146.40	$151.33
Change in tangible book value per common share plus change in accumulated dividends (1)	(7.6)%	1.0%

Return on average common equity - annualized	(28.4)%	2.8%
Operating return on average common equity - annualized (1)	(26.1)%	(7.7)%
(1)See “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Net Negative Impact of the Q3 2021 Weather-Related Large Losses
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result and (2) redeemable noncontrolling interest.
Net negative impact on the consolidated financial statements

Three months ended September 30, 2021	Hurricane Ida	European Floods	Other 2021 Catastrophe Events (1)	Aggregate Losses (2)	Total Q3 2021 Weather-Related Large Losses (3)
(in thousands)
Net claims and claims expenses incurred	$(784,016)	$(388,771)	$(33,951)	$(65,008)	$(1,271,746)
Assumed reinstatement premiums earned	157,671	93,914	3,269	—	254,854
Ceded reinstatement premiums earned	(23,318)	(16,690)	—	—	(40,008)
Earned profit commissions	—	8,075	—	—	8,075
Net negative impact on underwriting result	(649,663)	(303,472)	(30,682)	(65,008)	(1,048,825)
Redeemable noncontrolling interest	211,217	95,078	3,371	12,371	322,037
Net negative impact on net loss attributable to RenaissanceRe common shareholders	$(438,446)	$(208,394)	$(27,311)	$(52,637)	$(726,788)

Net negative impact on the segment underwriting results and consolidated combined ratio

Three months ended September 30, 2021	Hurricane Ida	European Floods	Other 2021 Catastrophe Events (1)	Aggregate Losses (2)	Total Q3 2021 Weather-Related Large Losses (3)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(630,868)	$(298,156)	$(30,682)	$(65,008)	$(1,024,714)
Net negative impact on Casualty and Specialty segment underwriting result	(18,795)	(5,316)	—	—	(24,111)
Net negative impact on underwriting result	$(649,663)	$(303,472)	$(30,682)	$(65,008)	$(1,048,825)
Percentage point impact on consolidated combined ratio	43.0	18.8	2.0	4.3	73.8

(1)“Other 2021 Catastrophe Events” includes the hailstorm in Europe in late June 2021 and the wildfires in California during the third quarter of 2021.
(2)“Aggregate Losses” includes loss estimates associated with certain aggregate loss contracts triggered during 2021 as a result of weather-related catastrophe events.
(3)“Q3 2021 Weather-Related Large Losses” includes Hurricane Ida, the European Floods, Other 2021 Catastrophe Events and the Aggregate Losses described above.
Estimates of net negative impact are based on a review of potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. Actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of losses from catastrophe events, driven by the magnitude and recent nature of each event, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries, and other factors inherent in loss estimation, among other things.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Q3 2021 Weather-Related Large Losses contributed 140.5 percentage points to the combined ratio

Property Segment
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2021	2020
Gross premiums written	$773,692	$427,765	80.9%
Underwriting loss	(681,929)	(206,625)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	180.0%	121.9%	58.1	pts
Net claims and claim expense ratio - prior accident years	(17.9)%	(7.5)%	(10.4)	pts
Net claims and claim expense ratio - calendar year	162.1%	114.4%	47.7	pts
Underwriting expense ratio	21.4%	25.6%	(4.2)	pts
Combined ratio	183.5%	140.0%	43.5	pts
•Gross premiums written increased 80.9%, driven by:
–$254.9 million (property catastrophe - $246.6 million, other property - $8.3 million) of reinstatement premiums associated with the Q3 2021 Weather-Related Large Losses, compared to $52.9 million (all within property catastrophe) of reinstatement premiums in the third quarter of 2020.
–Growth in the other property class of business of $190.1 million, or 76.6%, principally as a result of rate improvements driving growth in new and existing business, notably within catastrophe exposed U.S. property excess and surplus lines.
–Property catastrophe class of business gross premiums written increased by $155.8 million, or 86.7%, primarily due to the reinstatement premiums discussed above associated with the Q3 2021 Weather-Related Large Losses. Excluding the impact of the reinstatement premiums in each of the respective periods, gross premiums written in the property catastrophe class of business declined. The decline was largely driven by the non-recurrence of certain bespoke deals written in the third quarter of 2020, and movement in other reinstatement premiums, primarily related to favorable development on prior year losses in the third quarter of 2021.
•Ceded premiums written were $92.6 million, an increase of $43.5 million, or 88.8%. This increase was primarily driven by ceded reinstatement premiums earned of $40.0 million from the Q3 2021 Weather-Related Large Losses.
•The net claims and claim expense ratio for prior accident years reflected net favorable development of 28.3% for property catastrophe and 5.3% for other property in the quarter, primarily related to the 2017 to 2019 accident years.
•Underwriting expense ratio decreased 4.2 percentage points, driven by an improvement of 2.7 percentage points in the acquisition expense ratio primarily from reinstatement premiums associated with the Q3 2021 Weather-Related Large Losses.

•Underwriting loss of $681.9 million and a combined ratio of 183.5%, primarily driven by the Q3 2021 Weather-Related Large Losses which had a $1.0 billion net negative impact on the Property segment underwriting result and added 140.5 percentage points to the combined ratio.
Underwriting Results - Casualty and Specialty Segment: Grew gross premiums written by 39.9% and reported a combined ratio of 99.6%

Casualty and Specialty Segment
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2021	2020
Gross premiums written	$1,000,488	$715,293	39.9%
Underwriting income	3,104	553

Underwriting Ratios
Net claims and claim expense ratio - current accident year	69.0%	75.7%	(6.7)	pts
Net claims and claim expense ratio - prior accident years	(0.2)%	(3.1)%	2.9	pts
Net claims and claim expense ratio - calendar year	68.8%	72.6%	(3.8)	pts
Underwriting expense ratio	30.8%	27.3%	3.5	pts
Combined ratio	99.6%	99.9%	(0.3)	pts
•Gross premiums written increased 39.9%, primarily driven by growth in the professional liability, general casualty and other specialty lines of business. This growth was principally driven by increases in new and existing business written in the current and prior periods, combined with rate improvements.
•Net claims and claim expense ratio decreased 3.8 percentage points principally as a result of lower current accident year losses in the third quarter of 2021 as compared to the third quarter of 2020.
–Included in the current accident year net claims and claim expense ratio is 3.5 percentage points related to the Q3 2021 Weather-Related Large Losses.
•The underwriting expense ratio increased 3.5 percentage points driven by an increase in the net acquisition expense ratio, partially offset by a decrease in the operating expense ratio driven by improved operating leverage.
–Increase of 4.0 percentage points in the net acquisition expense ratio principally due to reduced profit commissions in the Company’s mortgage guaranty book in the third quarter of 2020.

Fee Income: $28.3 million of fee income; impacted by weather-related large losses in 2021 and favorable development on prior year events

Fee Income
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2021	2020
Total management fee income	$23,854	$30,465	$(6,611)
Total performance fee income (loss) (1)	4,481	(12,081)	16,562
Total fee income	$28,335	$18,384	$9,951
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Total fee income increased $10.0 million due to higher performance fee income in the third quarter of 2021, partially offset by lower management fee income.
–Lower management fee income in the third quarter of 2021 was primarily due to a deferral of management fees related to DaVinciRe Holdings Ltd. as a result of the Q3 2021 Weather-Related Large Losses.
–Higher performance fee income in the third quarter of 2021 resulted from favorable development on prior year events and a lower amount of performance fees available to be reversed in the third quarter of 2021 as compared to the third quarter of 2020.
Investment Results: Performance primarily driven by net realized and unrealized losses in fixed maturity and equity trading portfolios

Investment Results
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2021	2020
Net investment income	$78,267	$83,543	$(5,276)
Net realized and unrealized (losses) gains on investments	(42,071)	224,208	(266,279)
Total investment result	36,196	307,751	(271,555)
Total investment return - annualized	0.7%	6.2%	(5.5)	pts
•Total investment result decreased $271.6 million, when compared to the third quarter of 2020, due to the difference in net realized and unrealized (losses) gains on investments, principally within the fixed maturity and equity investments portfolios.
–Net realized and unrealized losses in the third quarter of 2021 were driven by increasing yields on medium to longer duration U.S. treasuries, an increase in credit spreads in certain fixed maturity investments, and net realized and unrealized losses in equity investments principally in the Company’s strategic investment portfolio.
–Net realized and unrealized gains in the third quarter of 2020 were favorably impacted by the recovery in the financial markets following the disruption associated with the COVID-19 pandemic.
•Managed fixed maturity and short-term investment weighted average yield to maturity was 1.1% and average duration was 3.0 years on total consolidated fixed maturity and short-term investments at fair value of $18.5 billion at September 30, 2021.

Other Items of Note
•Net loss attributable to redeemable noncontrolling interests was $198.5 million compared to net income attributable to redeemable noncontrolling interests of $19.3 million in the third quarter of 2020, reflecting the impact of the Q3 2021 Weather-Related Large Losses across the Company’s consolidated joint ventures and managed funds in the third quarter of 2021.
•Income tax benefit of $23.6 million compared to $8.2 million in the third quarter of 2020. The increase in income tax benefit is primarily driven by underwriting losses in the Company’s taxable jurisdictions and unrealized investment losses in the Company’s U.S. based operations.
•Net foreign exchange losses of $4.8 million compared to a $17.4 million net foreign exchange gain in the third quarter of 2020. The net foreign exchange loss is primarily driven by losses attributable to third-party investors in RenaissanceRe Medici Fund Ltd. and miscellaneous foreign exchange losses generated by underwriting activities.
•Corporate expenses decreased $37.9 million to $10.2 million, primarily due to the loss on sale of RenaissanceRe UK recorded in the third quarter of 2020.
•Raised gross proceeds of $500.0 million in July 2021 through the issuance of 20,000,000 Depositary Shares, each of which represents a 1/1,000th interest in a share of the Company’s 4.20% Series G Preference Shares, $1.00 par value and $25,000 liquidation preference per share (equivalent to $25.00 per Depositary Share).
•Redeemed all 11,000,000 outstanding 5.375% Series E Preference Shares on August 11, 2021 for $275.0 million plus accrued and unpaid dividends thereon.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating (loss) income (attributable) available to RenaissanceRe common shareholders,” “operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Tuesday, October 26, 2021 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the highly competitive nature of the Company’s industry, resulting in consolidation of competitors, customers and insurance and reinsurance brokers, and the Company’s reliance on a small and decreasing number of brokers; the Company’s ability to maintain its financial strength ratings; the effect of emerging claims and coverage issues; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms; the uncertainty of the continuing and future impact of the COVID-19 pandemic, including measures taken in response thereto and the effect of legislative, regulatory and judicial influences on the Company’s potential reinsurance, insurance and investment exposures, or other effects that it may have; the Company’s exposure to credit loss from counterparties; the effect of continued challenging economic conditions throughout the world; the performance of the Company’s investment portfolio and financial market volatility; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of U.S. tax reform legislation, Organisation for Economic Co-operation and Development or European Union measures and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in its joint ventures or other entities it manages; the effect of cybersecurity risks, including technology breaches or failure; the effects of inflation; the Company’s ability to successfully implement its business strategies and initiatives, and the success of any of the Company’s strategic investments or acquisitions, including its ability to manage its operations as its product and geographical diversity increases; the Company’s ability to attract and retain key executives and employees; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; soft reinsurance underwriting market conditions; losses the Company could face from terrorism, political unrest or war; the Company’s ability to determine any impairments taken on its investments; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda laws or regulations or as a result of increased global regulation of the insurance and reinsurance industries; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in serving process or enforcing judgments against the Company in the U.S.; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth and other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Prospectus Supplement dated July 7, 2021.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Keil Gunther Senior Vice President, Head of Global Marketing & Client Communication (441) 239-4932 or Kekst CNC Dawn Dover (212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues
Gross premiums written	$1,774,180	$1,143,058	$6,520,780	$4,870,651
Net premiums written	$1,486,440	$899,411	$4,822,815	$3,350,022
Decrease (increase) in unearned premiums	19,825	100,772	(969,924)	(426,645)
Net premiums earned	1,506,265	1,000,183	3,852,891	2,923,377
Net investment income	78,267	83,543	238,996	272,321
Net foreign exchange (losses) gains	(4,755)	17,426	(24,309)	4,503
Equity in earnings of other ventures	5,305	5,457	8,479	19,062
Other income (loss)	1,692	1,476	4,449	(4,161)
Net realized and unrealized (losses) gains on investments	(42,071)	224,208	(196,616)	561,891
Total revenues	1,544,703	1,332,293	3,883,890	3,776,993
Expenses
Net claims and claim expenses incurred	1,798,045	942,030	3,185,117	2,023,256
Acquisition expenses	328,048	215,180	880,872	659,394
Operational expenses	58,997	49,045	172,511	165,583
Corporate expenses	10,196	48,050	30,726	75,939
Interest expense	11,919	11,843	35,664	38,612
Total expenses	2,207,205	1,266,148	4,304,890	2,962,784
(Loss) income before taxes	(662,502)	66,145	(421,000)	814,209
Income tax benefit (expense)	23,630	8,244	29,284	(12,785)
Net (loss) income	(638,872)	74,389	(391,716)	801,424
Net loss (income) attributable to redeemable noncontrolling interests	198,495	(19,301)	131,801	(236,120)
Net (loss) income attributable to RenaissanceRe	(440,377)	55,088	(259,915)	565,304
Dividends on preference shares	(9,845)	(7,289)	(24,423)	(23,634)
Net (loss) income (attributable) available to RenaissanceRe common shareholders	$(450,222)	$47,799	$(284,338)	$541,670

Net (loss) income (attributable) available to RenaissanceRe common shareholders per common share – basic	$(9.75)	$0.94	$(5.94)	$11.60
Net (loss) income (attributable) available to RenaissanceRe common shareholders per common share – diluted	$(9.75)	$0.94	$(5.94)	$11.58
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$(8.98)	$(2.64)	$(2.77)	$1.84

Average shares outstanding - basic	46,223	50,009	47,988	46,130
Average shares outstanding - diluted	46,223	50,094	47,988	46,200

Net claims and claim expense ratio	119.4%	94.2%	82.7%	69.2%
Underwriting expense ratio	25.7%	26.4%	27.3%	28.2%
Combined ratio	145.1%	120.6%	110.0%	97.4%

Return on average common equity - annualized	(28.4)%	2.8%	(5.8)%	12.0%
Operating return on average common equity - annualized (1)	(26.1)%	(7.7)%	(2.7)%	2.0%
(1)     See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2021	December 31, 2020
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$13,839,248	$13,506,503
Short term investments, at fair value	4,667,273	4,993,735
Equity investments trading, at fair value	527,839	702,617
Other investments, at fair value	1,738,737	1,256,948
Investments in other ventures, under equity method	93,344	98,373
Total investments	20,866,441	20,558,176
Cash and cash equivalents	1,440,734	1,736,813
Premiums receivable	4,141,899	2,894,631
Prepaid reinsurance premiums	1,137,556	823,582
Reinsurance recoverable	4,192,758	2,926,010
Accrued investment income	55,620	66,743
Deferred acquisition costs and value of business acquired	893,265	633,521
Receivable for investments sold	322,553	568,293
Other assets	240,491	363,170
Goodwill and other intangible assets	245,015	249,641
Total assets	$33,536,332	$30,820,580
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$13,233,244	$10,381,138
Unearned premiums	4,039,546	2,763,599
Debt	1,137,829	1,136,265
Reinsurance balances payable	3,964,137	3,488,352
Payable for investments purchased	718,099	1,132,538
Other liabilities	235,665	970,121
Total liabilities	23,328,520	19,872,013
Redeemable noncontrolling interests	3,458,298	3,388,319
Shareholders’ Equity
Preference shares	750,000	525,000
Common shares	46,540	50,811
Additional paid-in capital	927,862	1,623,206
Accumulated other comprehensive loss	(12,709)	(12,642)
Retained earnings	5,037,821	5,373,873
Total shareholders’ equity attributable to RenaissanceRe	6,749,514	7,560,248
Total liabilities, noncontrolling interests and shareholders’ equity	$33,536,332	$30,820,580

Book value per common share	$128.91	$138.46

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended September 30, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$773,692	$1,000,488	$—	$1,774,180
Net premiums written	$681,095	$805,345	$—	$1,486,440
Net premiums earned	$816,376	$689,889	$—	$1,506,265
Net claims and claim expenses incurred	1,323,678	474,367	—	1,798,045
Acquisition expenses	134,179	193,869	—	328,048
Operational expenses	40,448	18,549	—	58,997
Underwriting (loss) income	$(681,929)	$3,104	$—	(678,825)
Net investment income			78,267	78,267
Net foreign exchange loss			(4,755)	(4,755)
Equity in earnings of other ventures			5,305	5,305
Other income			1,692	1,692
Net realized and unrealized loss on investments			(42,071)	(42,071)
Corporate expenses			(10,196)	(10,196)
Interest expense			(11,919)	(11,919)
Loss before taxes and redeemable noncontrolling interests				(662,502)
Income tax benefit			23,630	23,630
Net loss attributable to redeemable noncontrolling interests			198,495	198,495
Dividends on preference shares			(9,845)	(9,845)
Net loss attributable to RenaissanceRe common shareholders				$(450,222)

Net claims and claim expenses incurred – current accident year	$1,469,613	$476,082	$—	$1,945,695
Net claims and claim expenses incurred – prior accident years	(145,935)	(1,715)	—	(147,650)
Net claims and claim expenses incurred – total	$1,323,678	$474,367	$—	$1,798,045

Net claims and claim expense ratio – current accident year	180.0%	69.0%		129.2%
Net claims and claim expense ratio – prior accident years	(17.9)%	(0.2)%		(9.8)%
Net claims and claim expense ratio – calendar year	162.1%	68.8%		119.4%
Underwriting expense ratio	21.4%	30.8%		25.7%
Combined ratio	183.5%	99.6%		145.1%

	Three months ended September 30, 2020
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$427,765	$715,293	$—	$1,143,058
Net premiums written	$378,708	$520,703	$—	$899,411
Net premiums earned	$516,623	$483,560	$—	$1,000,183
Net claims and claim expenses incurred	590,978	351,052	—	942,030
Acquisition expenses	98,545	116,636	—	215,180
Operational expenses	33,725	15,319	—	49,045
Underwriting (loss) income	$(206,625)	$553	$—	(206,072)
Net investment income			83,543	83,543
Net foreign exchange gains			17,426	17,426
Equity in earnings of other ventures			5,457	5,457
Other income			1,476	1,476
Net realized and unrealized gains on investments			224,208	224,208
Corporate expenses			(48,050)	(48,050)
Interest expense			(11,843)	(11,843)
Income before taxes and redeemable noncontrolling interests				66,145
Income tax benefit			8,244	8,244
Net income attributable to redeemable noncontrolling interests			(19,301)	(19,301)
Dividends on preference shares			(7,289)	(7,289)
Net income available to RenaissanceRe common shareholders				$47,799

Net claims and claim expenses incurred – current accident year	$629,827	$366,080	$—	$995,907
Net claims and claim expenses incurred – prior accident years	(38,849)	(15,028)	—	(53,877)
Net claims and claim expenses incurred – total	$590,978	$351,052	$—	$942,030

Net claims and claim expense ratio – current accident year	121.9%	75.7%		99.6%
Net claims and claim expense ratio – prior accident years	(7.5)%	(3.1)%		(5.4)%
Net claims and claim expense ratio – calendar year	114.4%	72.6%		94.2%
Underwriting expense ratio	25.6%	27.3%		26.4%
Combined ratio	140.0%	99.9%		120.6%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Nine months ended September 30, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,574,067	$2,946,713	$—	$6,520,780
Net premiums written	$2,492,890	$2,329,925	$—	$4,822,815
Net premiums earned	$1,981,939	$1,870,952	$—	$3,852,891
Net claims and claim expenses incurred	1,919,660	1,265,457	—	3,185,117
Acquisition expenses	356,171	524,701	—	880,872
Operational expenses	114,710	57,801	—	172,511
Underwriting (loss) income	$(408,602)	$22,993	$—	(385,609)
Net investment income			238,996	238,996
Net foreign exchange losses			(24,309)	(24,309)
Equity in earnings of other ventures			8,479	8,479
Other income			4,449	4,449
Net realized and unrealized losses on investments			(196,616)	(196,616)
Corporate expenses			(30,726)	(30,726)
Interest expense			(35,664)	(35,664)
Loss before taxes and redeemable noncontrolling interests				(421,000)
Income tax benefit			29,284	29,284
Net loss attributable to redeemable noncontrolling interests			131,801	131,801
Dividends on preference shares			(24,423)	(24,423)
Net loss attributable to RenaissanceRe common shareholders				$(284,338)

Net claims and claim expenses incurred – current accident year	$2,121,740	$1,272,088	$—	$3,393,828
Net claims and claim expenses incurred – prior accident years	(202,080)	(6,631)	—	(208,711)
Net claims and claim expenses incurred – total	$1,919,660	$1,265,457	$—	$3,185,117

Net claims and claim expense ratio – current accident year	107.1%	68.0%		88.1%
Net claims and claim expense ratio – prior accident years	(10.2)%	(0.4)%		(5.4)%
Net claims and claim expense ratio – calendar year	96.9%	67.6%		82.7%
Underwriting expense ratio	23.7%	31.2%		27.3%
Combined ratio	120.6%	98.8%		110.0%

	Nine months ended September 30, 2020
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,690,827	$2,179,824	$—	$4,870,651
Net premiums written	$1,757,427	$1,592,595	$—	$3,350,022
Net premiums earned	$1,429,074	$1,494,303	$—	$2,923,377
Net claims and claim expenses incurred	899,729	1,123,527	—	2,023,256
Acquisition expenses	278,668	380,726	—	659,394
Operational expenses	109,388	56,195	—	165,583
Underwriting income (loss)	$141,289	$(66,145)	$—	75,144
Net investment income			272,321	272,321
Net foreign exchange gains			4,503	4,503
Equity in earnings of other ventures			19,062	19,062
Other loss			(4,161)	(4,161)
Net realized and unrealized gains on investments			561,891	561,891
Corporate expenses			(75,939)	(75,939)
Interest expense			(38,612)	(38,612)
Income before taxes and redeemable noncontrolling interests				814,209
Income tax expense			(12,785)	(12,785)
Net income attributable to redeemable noncontrolling interests			(236,120)	(236,120)
Dividends on preference shares			(23,634)	(23,634)
Net income available to RenaissanceRe common shareholders				$541,670

Net claims and claim expenses incurred – current accident year	$931,285	$1,147,354	$—	$2,078,639
Net claims and claim expenses incurred – prior accident years	(31,556)	(23,827)	—	(55,383)
Net claims and claim expenses incurred – total	$899,729	$1,123,527	$—	$2,023,256

Net claims and claim expense ratio – current accident year	65.2%	76.8%		71.1%
Net claims and claim expense ratio – prior accident years	(2.2)%	(1.6)%		(1.9)%
Net claims and claim expense ratio – calendar year	63.0%	75.2%		69.2%
Underwriting expense ratio	27.1%	29.2%		28.2%
Combined ratio	90.1%	104.4%		97.4%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Property Segment
Catastrophe	$335,493	$179,689	$2,227,941	$1,827,665
Other property	438,199	248,076	1,346,126	863,162
Property segment gross premiums written	$773,692	$427,765	$3,574,067	$2,690,827

Casualty and Specialty Segment
General casualty (1)	$346,754	$260,265	$976,610	$713,598
Professional liability (2)	329,848	175,459	950,607	628,683
Financial lines (3)	128,586	143,455	359,147	392,169
Other (4)	195,300	136,114	660,349	445,374
Casualty and Specialty segment gross premiums written	$1,000,488	$715,293	$2,946,713	$2,179,824

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Fixed maturity investments trading	$56,825	$68,022	$179,268	$211,303
Short term investments	514	1,611	1,869	19,752
Equity investments trading	1,823	1,559	4,940	4,776
Other investments
Catastrophe bonds	17,184	13,626	48,333	41,284
Other	7,571	2,598	20,711	5,334
Cash and cash equivalents	(38)	441	223	2,782
	83,879	87,857	255,344	285,231
Investment expenses	(5,612)	(4,314)	(16,348)	(12,910)
Net investment income	78,267	83,543	238,996	272,321

Net realized and unrealized (losses) gains on:
Fixed maturity investments trading, net of investments-related derivatives (1)	(31,424)	78,348	(205,336)	502,280
Equity investments trading, net of investments-related derivatives (1)	(21,680)	119,622	(24,036)	81,246
Other investments
Catastrophe bonds	(5,994)	12,611	(25,075)	2,711
Other	17,027	13,627	57,831	(24,346)
Net realized and unrealized (losses) gains on investments	(42,071)	224,208	(196,616)	561,891
Total investment result	$36,196	$307,751	$42,380	$834,212

Total investment return - annualized	0.7%	6.2%	0.3%	5.8%
(1)    Net realized and unrealized (losses) gains on fixed maturity investments trading includes the impacts of interest rate futures, interest rate swaps, credit default swaps and total return swaps. Net realized and unrealized (losses) gains on equity investments trading includes the impact of equity futures.

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating (Loss) Income (Attributable) Available to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating (loss) income (attributable) available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating (loss) income (attributable) available to RenaissanceRe common shareholders” as used herein differs from “net (loss) income attributable to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, net foreign exchange gains and losses, corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe (UK) Limited (“RenaissanceRe UK”), the income tax expense or benefit associated with these adjustments and the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company’s management believes that “operating (loss) income (attributable) available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the fair value of the Company’s fixed maturity investment portfolio, equity investments trading, other investments (excluding catastrophe bonds) and investments-related derivatives; fluctuations in foreign exchange rates; corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK; the associated income tax expense or benefit of these adjustments; and the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating (loss) income (attributable) available to RenaissanceRe common shareholders” to calculate “operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The following table is a reconciliation of: (1) net (loss) income attributable to RenaissanceRe common shareholders to “operating (loss) income (attributable) available to RenaissanceRe common shareholders”; (2) net (loss) income attributable to RenaissanceRe common shareholders per common share - diluted to “operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

	Three months ended		Nine months ended
(in thousands of United States Dollars, except per share amounts and percentages)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net (loss) income (attributable) available to RenaissanceRe common shareholders	$(450,222)	$47,799	$(284,338)	$541,670
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	36,077	(211,597)	171,541	(559,180)
Adjustment for net foreign exchange losses (gains)	4,755	(17,426)	24,309	(4,503)
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	33,916	135	40,618
Adjustment for income tax expense (benefit) (1)	286	5,058	(7,893)	22,140
Adjustment for net (loss) income attributable to redeemable noncontrolling interests (2)	(5,434)	10,526	(35,847)	51,017
Operating (loss) income (attributable) available to RenaissanceRe common shareholders	$(414,538)	$(131,724)	$(132,093)	$91,762

Net income available to RenaissanceRe common shareholders per common share - diluted	$(9.75)	$0.94	$(5.94)	$11.58
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	0.78	(4.22)	3.57	(12.10)
Adjustment for net foreign exchange losses (gains)	0.10	(0.35)	0.51	(0.10)
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	0.68	—	0.88
Adjustment for income tax expense (benefit) (1)	0.01	0.10	(0.16)	0.48
Adjustment for net (loss) income attributable to redeemable noncontrolling interests (2)	(0.12)	0.21	(0.75)	1.10
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted	$(8.98)	$(2.64)	$(2.77)	$1.84

Return on average common equity - annualized	(28.4)%	2.8%	(5.8)%	12.0%
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	2.3%	(12.4)%	3.5%	(12.4)%
Adjustment for net foreign exchange losses (gains)	0.3%	(1.0)%	0.5%	(0.1)%
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—%	2.0%	—%	0.9%
Adjustment for income tax expense (benefit) (1)	—%	0.3%	(0.2)%	0.5%
Adjustment for net (loss) income attributable to redeemable noncontrolling interests (2)	(0.3)%	0.6%	(0.7)%	1.1%
Operating return on average common equity - annualized	(26.1)%	(7.7)%	(2.7)%	2.0%
(1)    Adjustment for income tax expense (benefit) represents the income tax (expense) benefit associated with the adjustments to net income available to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(2)    Represents the portion of these adjustments that are attributable to the Company's redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Book value per common share	$128.91	$139.35	$131.15	$138.46	$135.13
Adjustment for goodwill and other intangibles (1)	(5.67)	(5.60)	(5.42)	(5.37)	(5.53)
Tangible book value per common share	123.24	133.75	125.73	133.09	129.60
Adjustment for accumulated dividends	23.16	22.80	22.44	22.08	21.73
Tangible book value per common share plus accumulated dividends	$146.40	$156.55	$148.17	$155.17	$151.33

Quarterly change in book value per common share	(7.5)%	6.3%	(5.3)%	2.5%	0.6%
Quarterly change in tangible book value per common share plus change in accumulated dividends	(7.6)%	6.7%	(5.3)%	3.0%	1.0%
Year to date change in book value per common share	(6.9)%	0.6%	(5.3)%	14.9%	12.1%
Year to date change in tangible book value per common share plus change in accumulated dividends	(6.6)%	1.0%	(5.3)%	17.9%	14.6%
(1)     At September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, goodwill and other intangibles included $19.0 million, $22.4 million, $22.7 million, $23.0 million, and $23.2 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.